EXHIBIT 10.15

First Amendment to Lease Agreement

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into as of May 19, 2010, by and between AMB Property L.P., a Delaware limited partnership (“Landlord”), and Pacific Biosciences of California, Inc., a Delaware corporation dba Pac Bio, Inc. (“Tenant”), with reference to the following facts.

Recitals

A.	Landlord and Tenant have entered into that certain Lease Agreement dated as of September 24, 2009 (the “Lease”), for the leasing of certain premises consisting of approximately 22,267 rentable square feet located at 1392 Willow Road, Menlo Park, California (the “Premises”) as such Premises are more fully described in the Lease.

B.	Landlord and Tenant now wish to amend the Lease to provide for, among other things, the extension of the Term of the Lease, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Term: The Term of the Lease shall be extended from October 1, 2010 to September 30, 2013 (the “Extended Term”).

3. Base Rent: The Basic Lease Information and Section 4 of the Lease are hereby modified to provide that during the Extended Term of the Lease the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 4 of the Lease shall be in accordance with the following schedule:

Period	Monthly Base Rent

October 1, 2010 - September 30, 2011	$31,173.80
October 1, 2011 - September 30, 2012	$32,109.01
October 1, 2012 - September 30, 2013	$33,072.28

4. Option to Extend the Term: The parties hereby acknowledge and agree that Tenant did exercise the Option to Extend the Term of the Lease in accordance with the terms and conditions set forth in Addendum 1 of the Lease. Tenant further acknowledges and agrees that the Option to Extend the Lease as set forth in Addendum 1 is of no further force and effect, and Tenant does not have any additional rights under the Lease to further extend the Term of the Lease.

5. Condition of Premises: Tenant acknowledges and agrees that its possession of the Premises after September 30, 2010 is a continuation of Tenant’s possession of the Premises under the Lease. Tenant is familiar with the condition of the Premises, and agrees to accept the Premises in their existing condition “AS IS”, without any obligation of Landlord to remodel, improve or alter the Premises, to perform any other construction or work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance, accept as set forth is Paragraph 6 set forth below and Exhibit G of the Lease.

6. Option Term Tenant Improvements: In accordance with the Terms of Exhibit G of the Lease Tenant may elect to use the Option Term Tenant Improvement Allowance as more fully described in Exhibit G of the Lease.

7. Brokers: Tenant warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Amendment whose commission shall be payable by Landlord other than Cornish & Carey representing Tenant and Cassidy Turley/ BT Commercial representing Landlord. If Tenant has dealt with any other person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, damages with respect thereto, including attorneys’ fees and costs.

8. Effect of Amendment; Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

9. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

10. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

11. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD			TENANT

AMB PROPERTY, L.P., a Delaware limited partnership			PACIFIC BIOSCIENCES OF CALIFORNIA, INC., a Delaware corporation dba Pac Bio, Inc.

By:	AMB PROPERTY CORPORATION,		By	/s/ Hugh Martin
	its General Partner		Its:	President
Date:
	By	/s/ Douglas P. McGregor
		Douglas P. McGregor	By:
			Its:	Secretary
	Its:	Vice President, Regional Manager	Date:
	Date:	5/25/2010

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